Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer of Principal Financial Group, Inc., certify that (i) the Form 10-Q for the period ended September 30, 2020, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended September 30, 2020, fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ Deanna D. Strable-Soethout
Deanna D. Strable-Soethout
Executive Vice President and Chief Financial Officer
Date: October 29, 2020